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                                                    Financial Statement 3-A
                                                                Page 1 of 2


                   NEW ENGLAND ELECTRIC RESOURCES, INC.
                               Balance Sheet
                           At September 30, 1995
                          (Actual and Pro Forma)
                                (Unaudited)

                                  ASSETS
                                  ------
                                                   ActualAdjustmentsPro Forma
                                                   --------------------------
                                                         (In Thousands)
Investments:
 Common stock of subsidiary, at equity                     $ 60,000 $ 60,000
 Other investments, at cost                       $ 1,000              1,000
                                                  -------  -------- --------
     Total                                          1,000    60,000   61,000
                                                  -------  -------- --------

Current assets:
 Cash                                                 171                171
 Accounts receivable                                  299                299
 Tax benefit receivable                               358                358
                                                  -------  -------- --------
     Total current assets                             828                828
                                                  -------  -------- --------

Deferred charges and other assets                     226                226
                                                  -------  -------- --------
                                                  $ 2,054  $ 60,000 $ 62,054
                                                  =======  ======== ========

                PARENT COMPANY'S INVESTMENT AND LIABILITIES
                -------------------------------------------

 Common stock, par value $1 per share             $     1           $      1
 Subordinated notes payable to parent               2,974              2,974
 Other paid-in capital                                     $ 30,000   30,000
 Retained deficit                                  (1,271)            (1,271)
                                                  -------  -------- --------
     Total                                          1,704    30,000   31,704

 Long-term notes                                             30,000   30,000
                                                  -------  -------- --------
     Total capitalization                           1,704    60,000   61,704
                                                  -------  -------- --------

Current liabilities:
 Accounts payable to associated companies              36                 36
 Accounts payable                                      15                 15
                                                  -------  -------- --------
     Total current liabilities                         51                 51
                                                  -------  -------- --------
Deferred income taxes                                 299                299
                                                  -------  -------- --------
                                                  $ 2,054  $ 60,000 $ 62,054
                                                  =======  ======== ========
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                                          Financial Statement 3-A
                                                      Page 2 of 2


               NEW ENGLAND ELECTRIC RESOURCES, INC.


  The pro forma adjustments to show the estimated effect of the proposed transactions on the foregoing Balance Sheet at September 30, 1995 are as follows:


  Debit  - Cash                                                $30,000,000
  Credit - Other paid-in capital                               $30,000,000


     To reflect the receipt of a capital contribution from New England Electric System.


  Debit  - Cash                                                $30,000,000
  Credit - Long-term notes                                     $30,000,000


  To reflect the receipt of cash through the issuance of long-term notes by the wholly-owned subsidiary.


  Debit  - Common stock of subsidiary, at equity               $60,000,000
  Credit - Cash                                                $60,000,000


  To reflect the use of the above capital contribution and proceeds from the issuance of long-term notes to fund a proposed investment in a wholly-owned subsidiary.





Note: The pro forma financials assume $30 million capital contribution from New England Electric System to New England Electric Resources, Inc. and $30 million non-recourse debt financing from third parties to a wholly-owned subsidiary of New England Electric Resources, Inc.